UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Raymond James Financial, Inc.
(Exact name of Registrant as specified in its Charter)

Florida	59-1517485
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL	33716
(Address of principal executive office)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
6.90% Senior Notes due 2042	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:        333-159583     (if applicable)

Securities to be registered pursuant to Section 12 (g) of the Act:

None
(Title of Class)

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The material set forth in (i) the section captioned “Description of Debt Securities” in the registrant’s registration statement on Form S-3 (File No. 333-159583) and (ii) the Prospectus Supplement, dated February 29, 2012 to the registrant’s Prospectus, dated May 29, 2009, are each incorporated herein by reference. The outstanding principal amount of the securities registered hereby may be increased from time to time in the future due to further issuances of securities having substantially the same terms. If any such additional securities are issued, a prospectus supplement relating to them will be filed with the Securities and Exchange Commission and will be incorporated herein by reference. The securities registered hereby are, and any additional securities registered hereby in the future will be, all part of a single series as described in the documents referenced above.

Item 2. Exhibits.

1.
Indenture, dated as of August 10, 2009 (for senior debt securities) between Raymond James Financial, Inc. and the Bank of New York Mellon Trust Company, N.A., incorporated herein by reference to Exhibit 4.2 as filed with Form 10-Q on August 10, 2009.

2.	Form of Senior Registered Note, incorporated herein by reference to Exhibit 4.2 to the registrant’s Form S-3 (File No. 333-159583), filed on May 29, 2009.

3.
Prospectus Supplement, dated February 29, 2012, to Raymond James Financial, Inc.’s Prospectus, dated May 29, 2009, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b)(2), filed on March 1, 2012.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: March 2, 2012	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance
Chief Financial Officer and
Treasurer